Exhibit 10.2
Eaton Corporation
Eaton Center
1111 Superior Avenue
Cleveland, Ohio 44114
Award of Restricted Shares Under the Eaton Corporation 2009 Stock Plan
(Non-Employee Director)

Name:
Number of Shares:	1,053
Grant Date:	January 27, 2010
Eaton Corporation (the “Company”) has awarded you a number of restricted Common Shares of the Company effective as of January 27, 2010 (the “Effective Date”) under the terms and conditions of the Company’s 2009 Stock Plan (the “Plan”). Information concerning the number of restricted shares awarded to you (the “Award”) is available online through the Eaton Service Center at Fidelity which may be accessed through the Company’s website. By so accepting the Award you acknowledge and agree as follows:
     1. Acceptance. You accept the Award on the terms and conditions provided in the Plan and this Award Agreement.
     2. Restricted Shares. You acknowledge that, as of the Effective Date, this Award has been granted to you, contingent on the occurrence of any one of the following vesting events:
a.	you leave service on the Company’s Board of Directors (the “Board”) following two (2) years of continuous service as a member of the Board; or

b.	your service on the Board ends due to your death or disability at any time following the Effective Date; or

c.	you retire from the Board after attaining the mandatory Board retirement date at any time following the Effective Date; or

d.	upon a Change of Control of the Company at any time following the Effective Date.
Upon the occurrence of any one of the above events, all of the restricted shares which are the subject of the Award (the “Restricted Shares”) shall immediately vest and become non-forfeitable. If the Restricted Shares are forfeited for any reason, you will surrender to the Company any certificates which you then hold evidencing such shares. You understand that you will not be entitled to any payment in respect of the Restricted Shares so forfeited, except for any dividends previously earned as provided in Paragraph 5.

     3. Transferability. Until the possibility of forfeiture lapses with respect to any of the Restricted Shares and the Restricted Shares vest, those shares shall be non-transferable. You agree not to make, or attempt to make, any sale, assignment, transfer or pledge of any of the Restricted Shares prior to the date on which the possibility of forfeiture with respect to such shares lapses and the shares vest. Notwithstanding the foregoing provisions of this Paragraph 3, you are permitted to designate one or more primary and contingent beneficiaries to whom the restricted Shares will be transferred in the event of your death. The process for designating such beneficiaries is available through the Eaton Service Center at Fidelity.
     4. Legends, Possession and Reorganization. You acknowledge that the certificates for the Restricted Shares will bear a legend referring to this Agreement and to the restrictions contained herein. You further acknowledge that the Company may elect to retain those certificates in its possession as a means of enforcing these restrictions. In the event of a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering or other event affecting the Company’s Common Shares, the number and class of the Restricted Shares shall be equitably adjusted so as to reflect that change. Any new certificates for Restricted Shares shall bear the legends referred to in this Paragraph 4. No adjustment provided for in this Paragraph 4 shall require the Company to sell or transfer a fractional share.
     5. Dividends and Voting. If you are the shareholder of record on any record date for the payment of a dividend on the Restricted Shares, you will be entitled to receive the dividend when paid, regardless of whether or not the restrictions imposed by Paragraph 2 have lapsed. If you are the shareholder of record on any record date for the taking of a vote by the shareholders of the Company, you will be entitled to vote the Restricted Shares regardless of whether or not the restrictions imposed by Paragraph 2 hereof have lapsed.
     6. Change of Control. For the purpose of this Agreement, a “Change of Control” shall mean:
a.	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding common shares of the Company (the “Outstanding Common Shares”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

b.	Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

c.	Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 55% of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Shares and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding common shares of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

d.	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred as a result of any transaction or series of transactions which you, or any entity in which you are a partner, officer or more than 50% owner, initiate, if immediately following the transaction or series of transactions that would otherwise constitute a Change of Control, you, either alone or together with other individuals who are directors or executive officers of the Company immediately prior thereto, beneficially own, directly or indirectly, more than 10% of the then outstanding common shares of the Company or the corporation resulting from the transaction or series of transactions, as applicable, or of the combined voting power of the then outstanding voting securities of the Company or such resulting corporation.

     7. Miscellaneous. Unless otherwise expressly provided herein, terms defined in the Plan shall have the same meanings when used in this Agreement. The use of the masculine gender shall be deemed to include the feminine gender. In the event of a conflict between this Agreement and the Plan, this Agreement shall control. This Agreement represents the entire understanding between the parties on the subject hereof and shall be governed in accordance with Ohio law.
EATON CORPORATION

By

And by

ACCEPTANCE OF RESTRICTED STOCK AWARD BY PARTICIPANT

Accepted by
Signature

Date

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